UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2015

NEUROCRINE BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-22705	33-0525145
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12780 El Camino Real, San Diego, California		92130
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 617-7600

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

In this report, “Neurocrine,” “we,” “us” and “our” refer to Neurocrine Biosciences, Inc.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On September 2, 2015, the Board of Directors (the “Board”) of Neurocrine Biosciences, Inc., a Delaware corporation (“Neurocrine”), upon recommendation of its Nominating / Corporate Governance Committee, appointed Alfred W. Sandrock, Jr., M.D., Ph.D. as a member of the Board, effective immediately. Dr. Sandrock has been appointed as a Class III director to serve until Neurocrine’s 2017 annual meeting of stockholders. Dr. Sandrock will also serve on the Nominating / Corporate Governance Committee.

Since May 2013, Dr. Sandrock has served as the Group Senior Vice President and Chief Medical Officer of Biogen Inc., a publicly-traded global biotechnology company. From February 2012 to April 2013, Dr. Sandrock served as Senior Vice President, Chief Medical Officer of Biogen, and since joining Biogen in 1998, Dr. Sandrock has held several senior executive positions, including Senior Vice President of Development Sciences, Senior Vice President of Neurology Research and Development, and Vice President of Clinical Development, Neurology. Dr. Sandrock received his B.A. in human biology from Stanford University, an M.D. from Harvard Medical School and a Ph.D. in neurobiology from Harvard University.

In connection with his appointment as a director, Dr. Sandrock executed Neurocrine’s standard form Indemnity Agreement for executive officers and directors, and will receive the standard compensation package provided to non-employee directors of Neurocrine as described in Neurocrine’s Proxy Statement filed with the Securities and Exchange Commission on April 30, 2015. The Company is not aware of any transaction involving Dr. Sandrock requiring disclosure under Item 404(a) of Regulation S-K.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) On September 2, 2015, the Board amended Section 3.2 of Neurocrine’s Bylaws, as amended (the “Bylaws”), to provide that the Board shall consist of nine members. Prior to the amendment, Section 3.2 of Neurocrine’s Bylaws provided that the Board shall consist of eight members. The vacancy created by the amendment to the Bylaws was filled by the appointment of Dr. Sandrock as described in Item 5.02(d) above. A copy of the amendment is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01	Other Events.

On September 3, 2015, the Board, upon recommendation of its Nominating / Corporate Governance Committee, authorized the amendment and restatement of Neurocrine’s Corporate Governance Guidelines, to add a policy requiring resignation of directors that do not receive a majority of votes cast in uncontested elections for directors. A copy of the amended and restated Corporate Governance Guidelines is available on our website at www.neurocrine.com/investors/corporate-governance.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment of Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 4, 2015	NEUROCRINE BIOSCIENCES, INC.

/s/ Darin Lippoldt
Darin M. Lippoldt
Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Amendment of Bylaws